 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-175226
Prospectus Supplement
To the prospectus dated March 28, 2012

3,000,000 Shares of Common Stock

All of the shares of common stock of United Community Banks, Inc., which we refer to in this prospectus supplement as “United,” are being sold by the selling shareholder identified in this prospectus supplement. United will not receive any of the proceeds from the sale of the shares being sold by the selling shareholder.
The common stock of United is listed on the Nasdaq Global Select Market under the ticker symbol “UCBI.” The last reported sale of the common stock on November 16, 2015 was $20.56 per share.
Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement to read about factors you should consider before buying shares of our common stock.
	Per Share	Total
Public offering price	$20.35	$61,050,000
Underwriting discounts(1)	$0.20	$600,000
Proceeds, before expenses, to selling shareholder	$20.15	$60,450,000

(1)
We refer you to “Underwriting” beginning on page S-17 of this prospectus supplement for additional information regarding total underwriter compensation.

Neither the U.S. Securities and Exchange Commission, or the “SEC,” nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense. An investment in the securities of United Community Banks, Inc. is not insured by the Federal Deposit Insurance Corporation or any other government agency.
The underwriter expects to deliver the shares to purchasers on or about November 25, 2015.
Morgan Stanley
Prospectus Supplement dated November 19, 2015.

Prospectus Supplement
Prospectus
Neither we, the selling shareholder, nor the underwriter have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation.
S-i

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside the United States: Neither we, the selling shareholder nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.
S-ii

About this prospectus supplement
This document has two parts, a prospectus supplement and an accompanying prospectus dated March 28, 2012. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the selling shareholder named in a prospectus supplement may, from time to time, offer and sell our common stock in one or more offerings or resales.
The accompanying prospectus provides you with a general description of our common stock, which the selling shareholder may offer pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Any statement that we make in the accompanying prospectus will be deemed modified or superseded by any inconsistent statement made by us in this prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with the additional information incorporated by reference herein and therein, including all documents described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement before investing in our common stock.

As used in this prospectus supplement and the accompanying prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “United” or “the Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.

The company
United is the third largest bank holding company headquartered in Georgia. At September 30, 2015, we had total consolidated assets of $9.41 billion, total loans of $6.02 billion, total deposits of $7.91 billion and shareholders’ equity of  $1.01 billion. United conducts substantially all of its operations through its wholly-owned Georgia bank subsidiary, United Community Bank (the “Bank”), which as of September 30, 2015, operated at 133 locations throughout the Atlanta-Sandy Springs-Roswell, Georgia and Gainesville, Georgia metropolitan statistical areas, upstate South Carolina, north and coastal Georgia, western North Carolina, and east Tennessee. Also, United has a commercial loan office in Charlotte, North Carolina. While we enjoy the efficiencies of a single bank charter, each of our community banks is led by a local president and management team who collectively have significant experience in and ties to their respective communities. Our community banks offer a full range of retail and corporate banking services, including checking, savings and time deposit accounts, secured and unsecured lending, wire transfers, brokerage services and other financial services.
We were incorporated in 1987 as a Georgia corporation. Our principal executive offices are located at 125 Highway 515 East, Blairsville, Georgia 30512, and our telephone number is (706) 781-2265. Our website is http://www.ucbi.com. Information on our website is not incorporated into this prospectus supplement by reference and is not a part hereof.
For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

The offering
Issuer
United Community Banks, Inc.
Common stock offered by United
None.
Common stock offered by selling shareholder
3,000,000 shares.
Common stock outstanding after this offering
66,193,854 voting shares.
Use of proceeds
We will not receive any proceeds from the sale of our common stock by the selling shareholder. The selling shareholder will receive all of the net proceeds and bear all commissions and discounts, if any, from the sale of our common stock pursuant to this prospectus supplement and the accompanying prospectus.
Nasdaq Trading Symbol
Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “UCBI.”
Risk Factors
You should consider carefully the matters set forth under “Risk Factors” beginning on page S-4 of this prospectus supplement and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of factors you should carefully consider before deciding whether to invest in shares of our common stock.

Although all or a portion of the selling shareholder’s shares being offered are currently held as non-voting common stock by the selling shareholder, such shares will have been converted into voting common stock of United at the time of their sale to you and other investors in this offering. See “Description of Capital Stock — Non-Voting Common Stock.”
The number of shares of our common stock to be outstanding after this offering is based on the number of our shares of common stock outstanding as of October 31, 2015, and excludes:
•
452,778 shares issuable to participants in United’s Deferred Compensation Plan; and

•
987,463 shares reserved for issuance upon the exercise of outstanding options and vesting of restricted stock.

Risk factors
Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties listed below, together with the risk factors described in the sections entitled “Risk Factors” in the accompanying prospectus and in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC and that are incorporated by reference into this prospectus supplement. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “A Warning About Forward-Looking Statements.”
Risks Related to the Ownership of the Common Stock
We may issue additional securities that could result in dilution of your investment.
Our Board of Directors may determine from time to time that there is a need to obtain additional capital through the issuance of additional shares of the common stock or other securities. These issuances would likely dilute the ownership interests of our investors and may dilute the per share book value of the common stock.
Our common stock is equity and therefore is subordinate to our subsidiaries’ indebtedness and our preferred stock.
Our common stock is an equity interest and does not constitute indebtedness of United. Consequently, our common stock ranks junior to all current and future indebtedness of United and other non-equity claims against us with respect to assets available to satisfy claims against us, including in the event of our liquidation or dissolution. We may, and the Bank and our other subsidiaries may also, incur additional indebtedness from time to time and may increase our aggregate level of outstanding indebtedness.
Further, holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock that may be outstanding from time to time. Our Board of Directors is authorized to cause us to issue additional classes or series of preferred stock without any action on the part of our shareholders. If we issue preferred shares in the future that have a preference over our common stock with respect to the payment of dividends or distributions upon liquidation, or if we issue preferred shares with voting rights that dilute the voting power of our common stock, then the rights of holders of our common stock could be adversely affected. Further, the market price of our common stock could be adversely affected.
We rely on dividends we receive from our subsidiary and are subject to restrictions on our ability to declare or pay dividends.
As a bank holding company, our ability to pay dividends depends primarily on the receipt of dividends from our wholly-owned bank subsidiary, the Bank. Dividend payments from the Bank are subject to legal and regulatory limitations, generally based on retained earnings, imposed by bank regulatory agencies. The ability of the Bank to pay dividends is also subject to financial condition, regulatory capital requirements, capital expenditures and other cash flow requirements. As of December 31, 2014, pursuant to these restrictions, the Bank did not have the ability to pay dividends to United without prior regulatory approval.
The market price of our common stock may be volatile and could decline after this offering.
Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our common stock may fluctuate significantly. The stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock.

If securities or industry analysts do not publish research (or publish misleading or unfavorable research) about our business, our stock price and trading volume could decline.
The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts that covers our common stock downgrades our stock or publishes misleading or unfavorable research about our business, our stock price would likely decline. If one or more of the analysts ceases coverage of our common stock or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause our common stock price or trading volume to decline.
An entity holding as little as a 5% interest in our outstanding common stock could, under certain circumstances, be subject to regulation as a “bank holding company.”
Any entity, including a “group” composed of natural persons, owning or controlling with the power to vote 25% or more of our outstanding common stock, or 5% or more if the holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, (i) any bank holding company or foreign bank with a U.S. presence may be required to obtain the approval of the Federal Reserve under the BHC Act to acquire or retain 5% or more of our outstanding common stock and (ii) any person not otherwise defined as a company by the BHC Act and its implementing regulations may be required to obtain the approval of the Federal Reserve under the Change of Bank Control Act of 1978, as amended, to acquire or retain 10% or more of our outstanding common stock.
A company that acquires “control” of a bank or a bank holding company will itself become a bank holding company. Although “control” for purposes of the BHC Act generally requires the acquisition of 25% or more of a class of voting shares or the ability to appoint a majority of the board of directors, the Federal Reserve has the authority to determine, after a hearing, that a company has the ability to exercise a controlling influence over a bank or a bank holding company. Becoming a bank holding company imposes statutory and regulatory restrictions and obligations, such as providing managerial and financial strength for any bank subsidiaries. Regulation as a bank holding company could require the holder to divest all or a portion of the holder’s investment in the common stock or those nonbanking investments that may be deemed impermissible or incompatible with bank holding company status, such as a material investment in a company unrelated to banking.
An investment in the common stock is not an insured deposit.
The shares of common stock are not bank deposits and, therefore, are not insured against loss by the Federal Deposit Insurance Corporation (“FDIC”) or any other public or private entity. Investment in the common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement and the accompanying prospectus, including any documents incorporated herein by reference, and is subject to the same market forces that affect the capital stock in any company. As a result, if you acquire shares of the common stock, you may lose some or all of your investment.
Risks Associated with Our Business and Related to Regulatory Events
The Dodd-Frank Act, among other things, subjects banks with assets in excess of  $10 billion to additional costs.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and its implementing regulations subject banks with assets in excess of  $10 billion to additional requirements, such as the imposition of higher FDIC premiums, reduced debit card interchange fees, enhanced risk management frameworks and stress testing, all of which increase operating costs and reduce earnings. As we approach $10 billion in assets, we will be required to incur additional costs to address these additional requirements.
For additional risks associated with our business and industry, as well as the risks related to legislative and regulatory events, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, each of which is incorporated in this prospectus supplement by reference.

A warning about forward-looking statements
This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about United and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates,” the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions or events, and statements about the future performance, operations, products and services of United and its subsidiaries. We caution our investors and other readers not to place undue reliance on such statements.
Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experiences to differ from those projected include, but are not limited to, the risk factors set forth in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, as well as the following factors:
•
the condition of the general business and economic environment;

•
the results of our internal credit stress tests may not accurately predict the impact on our financial condition if the economy were to deteriorate;

•
our ability to maintain profitability;

•
our ability to fully realize the balance of our net deferred tax asset, including net operating loss carryforwards;

•
the risk that we may be required to increase the valuation allowance on our net deferred tax asset in future periods;

•
the condition of the banking system and financial markets;

•
our ability to raise capital;

•
our ability to maintain liquidity or access other sources of funding;

•
changes in the cost and availability of funding;

•
the success of the local economies in which we operate;

•
our lack of geographical diversification;

•
our concentrations of residential and commercial construction and development loans and commercial real estate loans are subject to unique risks that could adversely affect our earnings;

•
changes in prevailing interest rates may negatively affect our net income and the value of our assets and other interest rate risks;

•
our accounting and reporting policies;

•
if our allowance for loan losses is not sufficient to cover actual loan losses;

•
losses due to fraudulent and negligent conduct of our loan customers, third party service providers or employees;

•
risks related to our communications and information systems, including risks with respect to cybersecurity breaches;

•
our reliance on third parties to provide key components of our business infrastructure and services required to operate our business;

•
competition from financial institutions and other financial service providers;

•
risks with respect to our ability to successfully expand and complete acquisitions and integrate businesses and operations that are acquired and our ability to realize related revenue synergies and cost savings within expected time frames;

•
potential exposure to unknown or contingent liabilities of companies we have acquired or target for acquisition;

•
if the conditions in the stock market, the public debt market and other capital markets deteriorate;

•
the impact of the Dodd-Frank Act and related regulations;

•
changes in laws and regulations or failures to comply with such laws and regulations or maintain satisfactory regulatory ratings;

•
changes in regulatory capital and other requirements;

•
the costs and effects of litigation, examinations, investigations, or similar matters, or adverse facts and developments related thereto, including possible dilution;

•
regulatory or judicial proceedings, board resolutions, informal memorandums of understanding or formal enforcement actions imposed by regulators that may occur;

•
changes in tax laws, regulations and interpretations or challenges to our income tax provision; and

•
our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures.

Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements may also be included in other reports that United files with the SEC. United cautions that the foregoing list of factors is not exclusive, and that you should not place undue reliance on forward-looking statements. United does not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus supplement.

Use of proceeds
The selling shareholder will receive all of the net proceeds from the sale of shares of our common stock offered by it pursuant to this prospectus supplement and the accompanying prospectus. We will not receive any proceeds from the sale of these shares of our common stock. The selling shareholder will bear any underwriting commissions and discounts and other related costs attributable to its sale of our common stock, and we will bear the remaining expenses as required by the investment agreement between United and the selling shareholder. See “Selling Shareholder.”
Price range of common stock
Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “UCBI.”
On November 16, 2015, the last quoted price per share of our common stock on the Nasdaq Global Select Market was $20.56. As of October 31, 2015, there were approximately 7,744 record holders of our common stock.
The following table sets forth the high and low sales price per share of our common stock as reported on the Nasdaq Global Select Market:
	High Sales Price	Low Sales Price
2015
Fourth quarter (through November 16, 2015)	$20.62	$20.25
Third quarter	$22.23	$18.58
Second quarter	$21.23	$17.91
First quarter	$19.53	$16.48
2014
Fourth quarter	$19.50	$15.16
Third quarter	$18.42	$15.42
Second quarter	$19.87	$14.86
First quarter	$20.28	$15.74

Dividend policy
United is a legal entity separate and distinct from the Bank. Most of the revenue of United results from dividends paid to it by the Bank. There are statutory and regulatory requirements applicable to the payment of dividends by the Bank, as well as by United to its shareholders.
Under the regulations of the Georgia Department of Banking and Finance (the “DBF”), a state bank with negative retained earnings may declare dividends by first obtaining the written permission of the DBF. If a state bank has positive retained earnings, it may declare a dividend without DBF approval if it meets all the following requirements:
•
total classified assets as of the most recent examination of the bank do not exceed 80% of equity capital (as defined by regulation);

•
the aggregate amount of dividends declared or anticipated to be declared in the calendar year does not exceed 50% of the net profits after taxes but before dividends for the previous calendar year; and

•
the ratio of equity capital to adjusted assets is not less than 6%.

The payment of dividends by United and the Bank may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending upon the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The FDIC has issued a policy statement providing that insured banks should generally only pay dividends out of current operating earnings. In addition to the formal statutes and regulations, regulatory authorities consider the adequacy of the Bank’s total capital in relation to its assets, deposits and other such items. Capital adequacy considerations could further limit the availability of dividends from the Bank.
Due to our accumulated deficit (negative retained earnings), the Bank must receive pre-approval from the DBF and FDIC to pay cash dividends to United in 2015. In 2015, 2014 and 2013, the Bank paid a cash dividend of  $77.5 million, $129 million and $50.0 million, respectively, to United as timely approved by the DBF and FDIC. No dividends were paid by the Bank to United in 2012. United has declared cash dividends on its common stock of  $0.22 per share in 2015 (of which $0.06 per share is payable on January 4, 2016 to shareholders of record on December 15, 2015) and $0.11 per share in 2014, but did not declare or pay any dividends in its common stock in 2013.

Selling shareholder
The following table sets forth information as of October 31, 2015 with respect to the ownership of our common stock by the selling shareholder.
	Beneficial Ownership Prior to the Offering					Beneficial Ownership After the Offering
Name and Address of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned(1)	Number of Shares of Non-Voting Common Stock Beneficially Owned(1)	Percent of Common Stock Beneficially Owned(2)	Percent of Non-Voting Common Stock Beneficially Owned(3)	Number of Shares of Common Stock Being Offered	Number of Shares of Common Stock Beneficially Owned(4)	Number of Shares of Non-Voting Common Stock Beneficially Owned(4)
Corsair Georgia, L.P.(5) c/o Corsair Capital LLC 717 Fifth Avenue, 24th Floor New York, NY 10022	3,273,323	7,026,724	5.2%	84.8%	3,000,000	3,273,323	4,026,724

(1)
Includes shares that the selling shareholder has the right to acquire beneficial ownership within 60 days of the date of this prospectus supplement.

(2)
Based on shares of voting common stock outstanding at October 31, 2015 of 63,193,854, exclusive of 452,778 shares issuable to participants in United’s Deferred Compensation Plan and 1,966,766 shares reserved for issuance upon the exercise of outstanding options and vesting of restricted stock.

(3)
Based on shares of non-voting common stock outstanding at October 31, 2015 of 8,285,516 shares.

(4)
Although all or a portion of the selling shareholder’s shares being offered are currently held as non-voting common stock by the selling shareholder, such shares will have been converted into voting common stock of United at the time of their sale to you and other investors in this offering. See “Description of capital stock — Non-voting common stock.”

(5)
Corsair IV Management GP, Ltd. (“Corsair GP”) is the general partner of Corsair Georgia, L.P. (“Corsair Georgia”). Corsair IV Financial Services Capital Partners, L.P. (“Corsair LP”) is a limited partner of Corsair Georgia. Corsair IV Management, L.P. (“Corsair IV Management”) is the general partner of Corsair LP. Corsair Capital, LLC is the general partner of Corsair IV Management. Corsair GP is controlled by Nicholas B. Paumgarten. Corsair Capital is controlled by Mr. Paumgarten.

Nicholas B. Paumgarten was appointed to the Board of Directors of United and the Bank on August 28, 2015, pursuant to the exercise by Corsair Georgia of its contractual rights under the investment agreement entered into between Corsair Georgia and United on March 16, 2011.

Description of capital stock
The authorized capital stock of United currently consists of 100,000,000 shares of common stock, $1.00 par value per share, 26,000,000 shares of non-voting common stock, $1.00 par value per share, and 10,000,000 shares of preferred stock, $1.00 par value per share.
Common Stock
All voting rights are vested in the holders of the common stock. Each holder of common stock is entitled to one vote per share on any issue requiring a vote at any meeting. The shares do not have cumulative voting rights. Upon liquidation, holders of United’s common stock, together with holders of United’s non-voting common stock, will be entitled to receive on a pro rata basis, after payment or provision for payment of all our debts and liabilities, and after all distributions payments are made to holders of any of United’s preferred stock, all of United’s assets available for distribution, in cash or in kind.
Subject to the rights of any holders of United’s preferred stock to receive dividends, all shares of United’s common stock, together with all shares of United’s non-voting common stock, are entitled to share equally in any dividends that United’s Board of Directors may declare on its common stock and non-voting common stock from sources legally available for distribution.
As of October 31, 2015, 63,193,854 shares of common stock were issued and outstanding, exclusive of 452,778 shares issuable to participants in United’s Deferred Compensation Plan and 987,463 shares reserved for issuance upon the exercise of outstanding options and vesting of restricted stock. The outstanding shares of United common stock are duly authorized, validly issued, fully paid, and nonassessable.
Non-Voting Common Stock
United’s authorized non-voting common stock consists of 26,000,000 shares. Except with respect to voting rights and as specifically set forth below, the non-voting common stock has the same designations, powers, preferences, limitations, restrictions, and relative rights as, and is identical in all respects to, United’s common stock.
Except as required by Georgia law or United’s articles of incorporation, holders of the non-voting common stock have no right to vote on any matter submitted to a vote at a meeting of United’s shareholders. United’s articles of incorporation provide that, in addition to any other vote required by law, the affirmative vote of the holders of a majority of the outstanding shares of the non-voting common stock, voting separately as a class, will be required to amend, alter or repeal any provision of the articles of incorporation that significantly and adversely affects the rights, preferences or privileges of the non-voting common stock.
Subject to any preferential dividend rights of any preferred stock of United, the holders of non-voting common stock will be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by United’s Board of Directors on the common stock. If a dividend is declared and paid with respect to United’s common stock, then the Board of Directors will declare and pay an equivalent dividend, on a per share basis, to the non-voting common stock. Likewise, if the Board of Directors declares and pays a dividend on the non-voting common stock, it will declare and pay an equivalent dividend, on a per share basis, on the common stock.
After distribution in full of any preferential amount to be distributed to the holders of any preferred stock of United, holders of non-voting common stock and common stock will be entitled to receive, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of United, all of United’s remaining assets of whatever kind available for distribution to the shareholders ratably in proportion to the number of shares of common stock and non-voting common stock held by them.
The non-voting common stock may be converted into common stock by any holder of non-voting common stock, other than the initial holder of such non-voting common stock or an affiliate thereof, who acquires one or more shares of non-voting common stock in an “Approved Transfer.” An “Approved

Transfer” means a sale or other transfer (i) to an affiliate of the holder of the non-voting common stock to be transferred under common control with such holder’s ultimate parent, general partner or investment advisor but only if the transferee agrees in writing for the benefit of United to be bound by the terms of an applicable Investor Agreement; (ii) in a widely distributed public offering registered pursuant to the Securities Act of 1933; (iii) to a person that is acquiring at least a majority of United’s outstanding “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) not including any voting securities such person is acquiring from the holder of the non-voting common stock to be transferred or its affiliates; or (iv) upon certification by the holder of the non-voting common stock to be transferred in writing to United that such holder believes that the transferee shall not, after giving effect to such transfer, own for purposes of the BHC Act, or the Change of Bank Control Act, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of United outstanding at such time.
As of October 31, 2015, 8,285,516 shares of non-voting common stock were issued and outstanding, 7,026,724 shares of which were owned by the selling shareholder. When and if any such shares of non-voting common stock are sold by the selling shareholder, and distributed by the underwriter, in the offering contemplated by this prospectus supplement, each such share will have been converted into a share of common stock.
Preferred Stock
United is authorized to issue 10,000,000 shares of preferred stock, issuable in specified series and having specified voting, dividend, conversion, liquidation, and other rights and preferences as United’s Board of Directors may determine. The preferred stock may be issued for any lawful corporate purpose without further action by United shareholders. The issuance of any preferred stock that has conversion rights might have the effect of diluting the interests of United’s other shareholders. In addition, shares of preferred stock could be issued with certain rights, privileges, and preferences, which would deter a tender or exchange offer or discourage the acquisition of control of United.
Of such authorized number of shares of preferred stock, (i) 1,000,000 shares of junior preferred stock are authorized, with no shares issued and outstanding; (ii) 287,411 shares of Series A preferred stock are authorized, with no shares issued and outstanding; (iii) 180,000 shares of Series B preferred stock are authorized, with no shares issued and outstanding; (iv) 65,000 shares of Series C preferred stock are authorized, with no shares issued and outstanding; (v) 25,000 shares of Series D preferred stock are authorized, with no shares issued and outstanding; (vi) 1,000,000 shares of Series E preferred stock are authorized, with no shares issued and outstanding; (vii) 195,872 shares of Series F preferred stock are authorized, with no shares issued and outstanding; (viii) 151,185 shares of Series G preferred stock are authorized, with no shares issued and outstanding; and (ix) 9,992 shares of Series H preferred stock are authorized, with 9,992 shares issued and outstanding.
Trust Preferred Securities
United has two wholly owned statutory trusts, which have issued guaranteed preferred interests in United’s junior subordinated deferrable interest debentures. The debentures represent the sole asset of each of the trusts. These debentures qualify as Tier I capital under Federal Reserve Board guidelines. All of the common securities of the trusts are owned by United. United has entered into contractual arrangements which, taken collectively, fully and unconditionally, guarantee payment of: (1) accrued and unpaid distributions required to be paid on the securities; (2) the redemption price with respect to any securities called for redemption by the respective trust; and (3) payments due upon a voluntary or involuntary dissolution, winding up or liquidation of the respective trust. The following is a description of each trust preferred security.
In September 2006, United acquired Southern Bancorp, Inc. (“SBC”) and its wholly owned Delaware statutory trust, Southern Bancorp Capital Trust I (“SBC Trust”), which issued $4.25 million of floating rate capital securities of SBC Trust and $132,000 in floating rate common securities to SBC. The proceeds from the issuance of the securities were used by SBC Trust to purchase $4.382 million of junior subordinated debentures of SBC that bear interest at a rate, reset quarterly, equal to the prime rate plus 1%. The securities accrue and pay distributions quarterly at the then applicable interest rate. The securities mature on

March 31, 2034 unless the maturity date is accelerated pursuant to the indenture after March 31, 2009. United now has the right to redeem the debentures purchased by SBC Trust in whole or in part at any time. As specified in the debenture, if the debentures are redeemed prior to maturity, the redemption price will include any accrued but unpaid interest.
In October 2008, United formed a wholly owned Delaware statutory business trust, United Community Statutory Trust III (“United Statutory Trust III”), which issued $1.238 million of trust preferred securities. The proceeds from the sale of the trust preferred securities were used by United Statutory Trust III to purchase $1.238 million in aggregate principal amount of United’s variable rate junior subordinate debentures, which bear interest at a variable rate equal to prime plus 3%. The securities accrue and pay distributions at a variable rate equal to the prime rate plus 3% per annum of the stated liquidation value of  $1,000 per capital security. The securities are mandatorily redeemable upon maturity of the debentures on October 31, 2038, or upon earlier redemption as provided in the indenture. United now has the right to redeem the debentures purchased by United Statutory Trust III in whole or in part at any time.
Transfer Agent and Registrar
The transfer agent and registrar for United’s common stock and the debentures is Continental Stock Transfer & Trust Company.

United States federal income tax considerations for non-U.S. holders
The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that purchase our common stock pursuant to this offering and hold such common stock as a capital asset. This discussion is based on the Code, U.S. Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Non-U.S. Holders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, certain former citizens or residents of the United States, or Non-U.S. Holders that hold our common stock as part of a straddle, hedge, conversion or other integrated transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal gift or alternative minimum tax considerations.
As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:
•
an individual who is neither a citizen nor a resident of the United States;

•
a corporation that is not created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate that is not subject to U.S. federal income tax on income from non-U.S. sources which is not effectively connected with the conduct of a trade or business in the United States; or

•
a trust unless (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes invests in our common stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our common stock.
PERSONS CONSIDERING AN INVESTMENT IN OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Distributions on Common Stock
If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) in respect of a share of our common stock, the distribution generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in such share of our common stock, and then as capital gain (which will be treated in the manner described below under “Sale, Exchange or Other Disposition of Common Stock”). Distributions treated as dividends on our common stock that are paid to or for the account of a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or IRS Form W-BEN-E)

required to claim benefits under such tax treaty to the applicable withholding agent. Special documentation requirements apply to claim benefits under such a tax treaty when our common stock is held though certain foreign intermediaries or Non-U.S. entities that are pass through entities.
If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.
The foregoing discussion is subject to the discussion below under “— FATCA Withholding” and “— Information Reporting and Backup Withholding.”
Sale, Exchange or Other Disposition of Common Stock
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of our common stock unless:
•
such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty);

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty); or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of  (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Holder’s holding period with respect to such common stock, and certain other conditions are met.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we presently are not, that we have not been at any time during the five-year period ending as of the date of this offering and we do not presently anticipate that we will become, a United States real property holding corporation.
The foregoing discussion is subject to the discussion below under “— FATCA Withholding” and “— Information Reporting and Backup Withholding.”
FATCA Withholding
Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance, or “FATCA,” a withholding tax of 30% will be imposed in certain circumstances on payments of (i) dividends on our common stock and (ii) on or after January 1, 2019, gross proceeds from the sale or other disposition of our common stock. In the case of payments made to a “foreign financial institution” (such as a bank, a broker or an investment fund), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States, or an “FFI Agreement,” or (ii) is required to (and does) comply with FATCA pursuant to applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, or an “IGA,” in either case to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution, and, in either case such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If our common stock is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments of dividends and proceeds described above made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement, unless such foreign financial institution is required to (and does) comply with FATCA pursuant to applicable foreign law enacted in connection with an IGA. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of our common stock.
Information Reporting and Backup Withholding
Amounts treated as payments of dividends on our common stock paid to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally must be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.
The information reporting and backup withholding rules that apply to payments of dividends to certain U.S. persons generally will not apply to payments of dividends on our common stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons, provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.
U.S. Federal Estate Tax
Shares of our common stock owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Underwriting
Morgan Stanley & Co. LLC is acting as the underwriter for this offering. United and the selling shareholder will enter into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling shareholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling shareholder, 3,000,000 shares of common stock at a price of  $20.15. The underwriter is committed to purchase all the common shares offered pursuant to this prospectus supplement if it purchases any shares.
The underwriter proposes to offer the common shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of  $0.20 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriter. Sales of shares made outside of the United States may be made by affiliates of the underwriters. The offering of the shares by the underwriter is subject to receipt and acceptance, and subject to the underwriter’s right to reject any order in whole or in part.
We estimate that the total expenses of this offering payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, which will be payable by the selling shareholder, will be approximately $250,000.
A prospectus in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to the underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, or file with the SEC a registration statement under the Exchange Act relating to, any of our securities that are substantially similar to the securities offered hereby, including but not limited to any options or warrants to purchase shares of our common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock or any such substantially similar securities or publicly disclose the intention to make any offer, sale, disposition or filing, or (ii) enter into any swap or other agreement that transfers any of the economic consequences of ownership of our common stock or any such other securities (in each case except as provided in the underwriting agreement), in each case without the prior written consent of the underwriter, for a period of 60 days after the date of this prospectus supplement.
The selling shareholder in this offering, our directors and certain of our named executive officers will enter into lock-up agreements with the underwriter pursuant to which each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of the underwriter, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) make any demand or exercise any right to file, or cause to be filed, a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other United Securities or (4) publicly disclose the intention to do any of the foregoing.
We and the selling shareholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or contribute payments that the underwriter may be required to make in that respect.
In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. The underwriter may close out any covered short position by purchasing shares in the open market.
The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Selling Restrictions
United Kingdom
This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the “Order,” or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or “SIX” or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, or “FINMA,” and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or “CISA.” The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

European Economic Area
In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, each, a “Relevant Member State,” from and including the date that the European Union Prospectus Directive, or the “EU Prospectus Directive,” was implemented in that Relevant Member State, or the “Relevant Implementation Date,” an offer of securities described in this prospectus supplement may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus supplement may be made to the public in that Relevant Member State at any time:
(a)
to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided, that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or “DFSA.” This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the “SFA,” (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

where no consideration is or will be given for the transfer;
where the transfer is by operation of law;
as specified in Section 276(7) of the SFA; or
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or “NI 33-105,” the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Other Relationships
The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our equity securities or loans, and may do so in the future.

Legal Matters
The validity of the shares of our common stock offered hereby has been passed upon for us by Troutman Sanders LLP, Atlanta, Georgia, and for the underwriter by Kilpatrick Townsend & Stockton LLP, Atlanta, Georgia.
Experts
The consolidated financial statements of United and its subsidiaries as of December 31, 2014 and 2013, and for each of the two years in the period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of United and its subsidiaries for the year ended December 31, 2012 included in United’s Annual Report on Form 10-K for the year ended December 31, 2014, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of Porter Keadle Moore, LLC, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.
Where you can find more information
We have filed with the SEC a registration statement on Form S-3 (File No. 333-175226) under the Securities Act of 1933, as amended, with respect to the common stock offered hereby. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are part of a registration statement that we filed with the SEC and do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement and the documents incorporated by reference therein, including the exhibits thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement and the documents incorporated by reference therein, including the exhibits and schedules thereto, are also available at your request, without charge, from United Community Banks, Inc., 125 Highway 515 East, Blairsville, Georgia 30512.
We are subject to the informational requirements of the Exchange Act and, accordingly, file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You may also obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website. You may access, free of charge, our reports filed with the SEC (for example, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through the Investor Relations portion of our website (ir.ucbi.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through our websites or any other website identified herein is part of, or incorporated into, this prospectus supplement or the accompanying prospectus. All website addresses in this prospectus are intended to be inactive textual references only.
Incorporation of certain information by reference
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents:
•
our Annual Report on Form 10-K for the year ended December 31, 2014;

•
our Proxy Statement for the 2015 Annual Meeting;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015; and

•
our Current Reports on Form 8-K filed on January 28, 2015 (second filing), February 10, 2015, April 22, 2015 (second filing), April 23, 2015, May 6, 2015, May 18, 2015, July 6, 2015, July 22, 2015, August 3, 2015, August 14, 2015, August 31, 2015, September 1, 2015, and November 5, 2015 (except, in each case, any information that has been deemed to be “furnished” and not filed in accordance with SEC rules, and any exhibits related thereto).

In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the date of the filing of such documents, until all of the shares of common stock offered by this prospectus supplement have been sold (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)).
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document that is or is deemed to be incorporated by reference herein or therein modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
Documents incorporated by reference are available from United without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus supplement or the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement or the accompanying prospectus by requesting them in writing or by telephone from Lois Rich, Investor Relations, United Community Banks, Inc., at 125 Highway 515 East, Blairsville, Georgia 30512, telephone number (706) 781-2265.
We maintain a website at http://www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus supplement.

PROSPECTUS

Up to 39,999,986 shares of common stock
Up to 15,914,209 shares of non-voting common stock
(which converts into 15,914,209 shares of common stock)
This prospectus relates to the offer and sale by certain selling shareholders identified herein (the “Selling Shareholders”) of up to 39,999,986 shares of our common stock, par value $1.00 per share (the “Common Stock”) and up to 15,914,209 shares of our non-voting common stock, par value $1.00 per share (the “Non-Voting Common Stock”) (which immediately converts at any time and from time to time into 15,914,209 shares of our Common Stock, provided certain conditions are met, as described in this prospectus under “Description of Capital Stock — Non-Voting Common Stock”). We issued the Common Stock and the Non-Voting Common Stock (collectively, the “Securities”) in a private placement to the Selling Shareholders that closed on March 30, 2011 (the “Private Placement”). We are registering the resale of the Securities as required by the investment agreement and subscription agreements (collectively, the “Investment Agreements”) that we entered into with the Selling Shareholders.
The Selling Shareholders may sell all or a portion of the Common Stock from time to time, in amounts, at prices and on terms determined at the time of the offering. Until such time as a market develops for the Non-Voting Common Stock, if any, the Selling Shareholders may sell all or a portion of their shares of the Non-Voting Common Stock from time to time at a price per share that is equal to the lower of  (i) the price per share that any Common Stock is being sold for in the same offering, or (ii) the then-prevailing market price of the Common Stock. Thereafter, the Selling Shareholders may sell all or a portion of their shares of the Non-Voting Common Stock from time to time in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then-prevailing market price of the Non-Voting Common Stock or at negotiated prices. We will not receive any proceeds from the sale of the Securities by the Selling Shareholders. The Securities may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 9.
Our Common Stock is currently traded on the Nasdaq Global Select Market under the symbol “UCBI”. On March 19, 2012, the last reported sale price of our Common Stock on the Nasdaq Global Select Market was $9.55 per share. You are urged to obtain current market quotations of our Common Stock. The Non-Voting Common Stock is not listed on any stock exchange, and we do not intend to list any shares of such stock on a stock exchange. No market currently exists for the Non-Voting Common Stock. When and if a market develops, you are urged to obtain current market quotations of our Non-Voting Common Stock.

Investing in the Securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 3 and the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K with the Securities and Exchange Commission, which is incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of the Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. An investment in the Securities of United Community Banks, Inc. is not insured by the Federal Deposit Insurance Corporation or any other government agency.
The Securities are not deposit accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is March 28, 2012

About this prospectus
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell Securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on its cover page regardless of the time of delivery of this prospectus or any sale of the Securities. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.
We are issuing the Securities only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 3. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.
As used in this prospectus, unless the context requires otherwise, the terms “we”, “us”, “our”, “United” or “the Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.
i

PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making your investment decisions. This prospectus provides you with a general description of United, the Securities issuable under this prospectus and the offering.
Business
We are the third largest bank holding company headquartered in Georgia, with total consolidated assets of  $6.98 billion, total loans of  $4.11 billion, total deposits of  $6.10 billion and shareholders’ equity of $575 million as of December 31, 2011. We conduct substantially all of our operations through our wholly-owned Georgia bank subsidiary, United Community Bank (the “bank”), which operates with decentralized management that is currently organized as 27 separate “community banks” at 106 locations in north Georgia, the Atlanta metropolitan statistical area (or MSA), the Gainesville, Georgia MSA, coastal Georgia, western North Carolina and eastern Tennessee. While we enjoy the efficiencies of a single bank charter, each of our “community banks” is led by a local president and management team who collectively have significant experience in and ties to their respective communities. Our community banks offer a full range of retail and corporate banking services, including checking, savings and time deposit accounts, secured and unsecured lending, wire transfers, brokerage services and other financial services.
For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2011. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

We were incorporated in 1987 as a Georgia corporation. Our principal executive offices are located at 125 Highway 515 East, Blairsville, Georgia 30512, and our telephone number is (706) 781-2265. Our website is http://www.ucbi.com. Information on our website is not incorporated into this prospectus by reference and is not a part hereof.

The Offering
Issuer
United Community Banks, Inc.
Common Stock and Non-Voting Common Stock offered by us
None.
Common Stock offered by Selling Shareholders
Up to 39,999,986 shares of Common Stock.
Non-Voting Common Stock offered by Selling Shareholders
Up to 15,914,209 shares of Non-Voting Common Stock.
Use of proceeds
We will not receive any proceeds from the sale of the Securities.
Listing
Our Common Stock is currently listed on the Nasdaq Global Select Market under the symbol “UCBI”.
Risk factors
You should consider carefully the matters set forth under “Risk Factors” beginning on page 3 of this prospectus before deciding to purchase any of the Securities.

Risk factors
An investment in the Securities involves a significant degree of risk. You should carefully consider the risks described below and all other information contained in this prospectus and the documents incorporated herein by reference before deciding to invest in the Securities. These risks and uncertainties are not the only risks we face. It is possible that risks and uncertainties not listed below may arise or become material in the future and affect our business.
Risks Associated with Our Business and Related to Regulatory Events
For the risks associated with our business and industry, as well as the risks related to legislative and regulatory events, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated in this prospectus by reference.
Risks Related to the Ownership of the Securities
It is unlikely that an active trading market for the Non-Voting Common Stock will develop.
The Non-Voting Common Stock will not be a liquid investment because no public trading market currently exists for such security and it is unlikely that a market will develop. Potential purchasers of the Non-Voting Common Stock should consider carefully the limited liquidity of such investment before purchasing any shares of the Non-Voting Common Stock. We are not obligated, and do not intend, to apply for the listing of the Non-Voting Common Stock on any securities exchange. Even if a trading market for the Non-Voting Common Stock were to develop, it may not continue, and a purchaser of such securities may not be able to sell such securities at or above the price at which they were purchased.
The resale and transfer of the Non-Voting Common Stock is subject to significant restrictions.
Under the terms of the Investment Agreements, pursuant to which the Non-Voting Common Stock was initially sold to the Selling Shareholders, the Non-Voting Common Stock is restricted and may only be transferred in an “Approved Transfer”. An “Approved Transfer” means a sale or other transfer (i) to an affiliate of the holder of the Non-Voting Common Stock to be transferred under common control with such holder’s ultimate parent, general partner or investment advisor but only if the transferee agrees in writing for the benefit of United to be bound by the terms of the applicable Investor Agreement; (ii) in a widely distributed public offering registered pursuant to the Securities Act; (iii) to a person that is acquiring at least a majority of United’s outstanding “voting securities” (as defined in the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and any rules or regulations promulgated thereunder) not including any voting securities such person is acquiring from the holder of the Non-Voting Common Stock to be transferred or its affiliates; or (iv) upon certification by the holder of the Non-Voting Common Stock to be transferred in writing to United that such holder believes that the transferee shall not, after giving effect to such transfer, own for purposes of the BHC Act, or the Change of Bank Control Act of 1978, as amended (the “Change of Bank Control Act”), and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of United outstanding at such time.
The restrictions on transfer applicable to the Non-Voting Common Stock may significantly impair the liquidity of the Non-Voting Common Stock. Investors in the Non-Voting Common Stock may not be able to resell their shares at a favorable price or may not be able to resell them at all. Therefore, holders of the Non-Voting Common Stock may be required to bear the economic risk of their investment for an indefinite period of time.
The transferability of our Common Stock is limited as a result of our Tax Benefits Preservation Plan.
In order to reduce the likelihood that future transactions in our Common Stock will result in an ownership change under Section 382, on February 22, 2011, we adopted a Tax Benefits Preservation Plan, which provides an economic disincentive for any person or group to become an owner, for relevant tax purposes, of 4.99% or more of our Common Stock. The Tax Benefits Preservation Plan has the effect of limiting transferability of our Common Stock because it makes it more difficult and more expensive to acquire our Common Stock under the circumstances described. If you acquire shares of our Common Stock, your ability to dispose of such shares may be limited due to the reduced class of potential purchasers for the shares.
Our Common Stock and Non-Voting Common Stock are equity and therefore are subordinate to our subsidiaries’ indebtedness and our preferred stock.
Our Common Stock and Non-Voting Common Stock are equity interests and do not constitute indebtedness of United. Consequently, our Common Stock and Non-Voting Common Stock rank junior to all current and future indebtedness of United and other non-equity claims against us with respect to assets available to satisfy claims against us, including in the event of our liquidation or dissolution. We may, and the bank and our other subsidiaries may also, incur additional indebtedness from time to time and may increase our aggregate level of outstanding indebtedness.
Further, holders of our Common Stock and Non-Voting Common Stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock that may be outstanding from time to time. Our Board of Directors is authorized to cause us to issue additional classes or series of preferred stock without any action on the part of our shareholders. If we issue preferred shares in the future that have a preference over our Common Stock and Non-Voting Common Stock with respect to the payment of dividends or distributions upon liquidation, or if we issue preferred shares with voting rights that dilute the voting power of our Common Stock, then the rights of holders of our Common Stock and Non-Voting Common Stock could be adversely affected. Further, the market price of our Common Stock and, to the extent a trading market exists, the market price of our Non-Voting Common Stock could be adversely affected.
We rely on dividends we receive from our subsidiary and are subject to restrictions on our ability to declare or pay dividends.
As a bank holding company, our ability to pay dividends depends primarily on the receipt of dividends from our wholly-owned bank subsidiary. Dividend payments from the bank are subject to legal and regulatory limitations, generally based on retained earnings, imposed by bank regulatory agencies. The ability of the bank to pay dividends is also subject to financial condition, regulatory capital requirements, capital expenditures and other cash flow requirements. As of December 31, 2011, pursuant to these restrictions, the bank did not have the ability to pay dividends to United without prior regulatory approval.
Future dividend payments are restricted by the terms of Treasury’s equity investment in us and an informal memorandum of understanding.
Beginning during the third quarter of 2008, we began to pay stock dividends in lieu of cash dividends to preserve capital and strengthen our tangible common equity levels. Under the terms of the Capital Purchase Program (the “CPP”) of the United States Department of the Treasury (“Treasury”), until the earlier of December 5, 2011 or the date on which the Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) we sold to Treasury under the CPP has been redeemed in whole or Treasury has transferred all of the Series B Preferred Stock to third parties, we are prohibited from increasing dividends on our Common Stock from the last quarterly cash dividend per share ($.45) declared on our Common Stock prior to December 5, 2008, as adjusted for subsequent stock dividends and other similar actions, and from making certain repurchases of equity securities, including the Common Stock and Non-Voting Common Stock, without Treasury’s consent.
Furthermore, as long as the Series B Preferred Stock is outstanding, dividend payments and repurchases or redemptions relating to certain equity securities, including the Common Stock and Non-Voting Common Stock, are prohibited until all accrued and unpaid dividends are paid on such Series B Preferred Stock, subject to certain limited exceptions. See “Item 1. Business — Payment of dividends” in United’s Annual Report on Form 10-K/A for the year ended December 31, 2010, which is incorporated herein by reference.

In addition, pursuant to an informal memorandum of understanding we entered into with the Federal Reserve Bank of Atlanta (the “Federal Reserve”) and the Georgia Department of Banking and Finance, we may not incur additional indebtedness, pay cash dividends, make payments on our trust preferred securities or subordinated indebtedness or repurchase outstanding capital stock, including the Common Stock and Non-Voting Common Stock, without prior approval of the Federal Reserve.
The current dividend rates on our outstanding preferred stock are as follows: (i) 6% with respect to our Series A Preferred Stock (defined below); (ii) 5% with respect to our Series B Preferred Stock; and (iii) 9.96% with respect to our Series D Preferred Stock (defined below). The annual dividend accrual for our outstanding preferred stock is $13,020 on our Series A Preferred Stock, $9,000,000 on our Series B Preferred Stock and $1,654,655 on our Series D Preferred Stock. Other than shares of our Series C Preferred Stock (defined below) that may be purchased by one of our investors, Fletcher International, Ltd., we do not have any arrangement, agreement or understanding regarding the future issuance of additional preferred stock. Currently, no shares of the Series C Preferred Stock are outstanding.
If Fletcher acquires our Common Stock under existing agreements, our existing shareholders’ interests may be diluted and the market price of our Common Stock may fall.
On April 1, 2010, we entered into a securities purchase agreement with Fletcher International, Ltd. (“Fletcher”) and the bank entered into an asset purchase and sale agreement with Fletcher International, Inc. and certain affiliates thereof. As part of asset purchase agreement, Fletcher received a warrant to acquire United’s Common Stock Equivalent Junior Preferred Stock (the “Junior Preferred Stock”) that is convertible into 1,411,765 shares of our Common Stock at a price of  $21.25 per share. In accordance with the terms of the securities purchase agreement, prior to May 29, 2012, Fletcher has the right to purchase up to $65 million of our Series C Preferred Stock, which is convertible by Fletcher into shares of our Common Stock at $26.25 per share (2,476,191 shares). In addition, Fletcher will receive an additional warrant to purchase $35 million of our Common Stock at $30.10 per share (1,162,791 shares) when it purchases the last $35 million of Series C Preferred Stock. All of the warrants settle on a cashless exercise basis and the net shares to be delivered upon cashless exercise will be less than what would have been issuable if the warrant had been exercised for cash.
Although all of the shares of Common Stock would be issued to Fletcher at a price that is significantly more than our tangible book value, the ownership interest of existing shareholders could be diluted if such stock is issued.
We may issue additional securities that could result in dilution of your investment.
Our Board of Directors may determine from time to time that there is a need to obtain additional capital through the issuance of additional shares of the Common Stock, Non-Voting Common Stock or other securities. These issuances would likely dilute the ownership interests of our investors and may dilute the per share book value of the Common Stock and Non-Voting Common Stock.
An entity holding as little as a 5% interest in our outstanding Common Stock could, under certain circumstances, be subject to regulation as a “bank holding company”.
Any entity, including a “group” composed of natural persons, owning or controlling with the power to vote 25% or more of our outstanding Common Stock, or 5% or more if the holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the BHC Act. In addition, (i) any bank holding company or foreign bank with a U.S. presence may be required to obtain the approval of the Federal Reserve under the BHC Act to acquire or retain 5% or more of our outstanding Common Stock and (ii) any person not otherwise defined as a company by the BHC Act and its implementing regulations may be required to obtain the approval of the Federal Reserve under the Change of Bank Control Act to acquire or retain 10% or more of our outstanding Common Stock.
A company that acquires “control” of a bank or a bank holding company will itself become a bank holding company. Although “control” for purposes of the BHC Act generally requires the acquisition of 25% or more of a class of voting shares or the ability to appoint a majority of the board of directors, the Federal Reserve has the authority to determine, after a hearing, that a company has the ability to exercise a controlling influence over a bank or a bank holding company. Becoming a bank holding company imposes statutory and regulatory restrictions and obligations, such as providing managerial and financial strength for any bank subsidiaries. Regulation as a bank holding company could require the holder to divest all or a portion of the holder’s investment in the Common Stock or those nonbanking investments that may be deemed impermissible or incompatible with bank holding company status, such as a material investment in a company unrelated to banking.
An investment in the Securities is not an insured deposit.
The Securities are not bank deposits and, therefore, are not insured against loss by the Federal Deposit Insurance Corporation (“FDIC”) or any other public or private entity. Investment in the Securities is inherently risky for the reasons described in this “Risk factors” section and elsewhere in this prospectus, including any documents incorporated herein by reference, and is subject to the same market forces that affect the capital stock in any company. As a result, if you acquire the Securities, you may lose some or all of your investment.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about United and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of United and its subsidiaries. We caution our shareholders and other readers not to place undue reliance on such statements.
Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2011:
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our ability to maintain profitability;

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our ability to fully realize our deferred tax asset balances, including net operating loss carry-forwards;

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the condition of the banking system and financial markets;

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the results of our most recent internal stress test may not accurately predict the impact on our financial condition if the economy was to continue to deteriorate;

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our ability to raise capital as may be necessary;

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our ability to maintain liquidity or access other sources of funding;

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changes in the cost and availability of funding;

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the success of the local economies in which we operate;

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our concentrations of residential and commercial construction and development loans and commercial real estate loans are subject to unique risks that could adversely affect our earnings;

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changes in prevailing interest rates may negatively affect our net income and the value of our assets;

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the accounting and reporting policies of United;

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if our allowance for loan losses is not sufficient to cover actual loan losses;

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we may be subject to losses due to fraudulent and negligent conduct of our loan customers, third party service providers or employees;

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competition from financial institutions and other financial service providers;

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Treasury may change the terms of our Series B Preferred Stock;

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risks with respect to future expansion and acquisitions;

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conditions in the stock market, the public debt market and other capital markets deteriorate;

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the impact of the Dodd-Frank Act and related regulations and other changes in financial services laws and regulations;

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the failure of other financial institutions;

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a special assessment that may be imposed by the FDIC on all FDIC-insured institutions in the future, similar to the assessment in 2009 that decreased our earnings; and

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regulatory or judicial proceedings, board resolutions, informal memorandums of understanding or formal enforcement actions imposed by regulators that occur, or any such proceedings or enforcement actions that is more severe than we anticipate.

All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Securities offered by the Selling Shareholders. All proceeds from the sale of the Securities will be solely for the accounts of the Selling Shareholders.
PLAN OF DISTRIBUTION
We are registering the Securities covered by this prospectus to permit the Selling Shareholders to conduct public secondary trading of the Securities from time to time after the date of this prospectus. The aggregate proceeds to the Selling Shareholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. A Selling Shareholder reserves the right to accept and, together with their agents, to reject, any proposed purchases of the Securities to be made directly or through agents.
The Securities offered by this prospectus may be sold from time to time to purchasers:
•
directly by the Selling Shareholders and their successors, which include their donees, pledgees or transferees or their successors-in-interest; or

•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions or concessions, from the Selling Shareholders or the purchasers of the Securities.

The Selling Shareholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the Securities by such Selling Shareholders and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 of the Exchange Act.
The Securities may be sold in one or more transactions at:
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fixed prices;

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prevailing market prices at the time of sale;

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prices related to such prevailing market prices;

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varying prices determined at the time of sale; or

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negotiated prices.

The sales may be effected in one or more transactions:
•
on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of the sale;

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in the over-the-counter market;

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in transactions other than on such exchanges or services or in the over-the-counter market;

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through the writing of options (including the issuance by the Selling Shareholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

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in a public auction;

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through the settlement of short sales; or

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through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with the sales of the Securities, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:
•
engage in short sales of the Securities in the course of hedging their positions;

•
sell the Securities short and deliver the Securities to close out short positions;

•
loan or pledge the Securities to broker-dealers or other financial institutions that in turn may sell the Securities;

•
enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Securities, which the broker-dealer or other financial institution may resell under the prospectus; or

•
enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
In effecting sales, broker-dealers or agents engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale; but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.
To our knowledge, there are currently no plans, arrangements or understandings between any Selling Shareholder and any underwriter, broker-dealer or agent regarding the sale of the Securities by the Selling Shareholders. In the event any underwriter, broker-dealer or agent is engaged regarding the sale of the Securities by the Selling Shareholders, we will file a post-effective amendment to the registration statement, of which this prospectus forms a part, to disclose such material change in the plan of distribution.
There can be no assurance that any Selling Shareholder will sell any or all of the Securities under this prospectus. Further, we cannot assure you that any such Selling Shareholder will not transfer, devise or gift the Securities by other means not described in this prospectus. The Securities covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and complied with.
The Selling Shareholders and any other person participating in the sale of the Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the Selling Shareholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities being distributed. This may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.
We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act. We have agreed to pay substantially all of the expenses incidental to the registration of the Securities, including all registration, filing and listing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of counsel for any Selling Shareholder, and expenses of our independent accountants in connection with reviews or audits in connection with the registration of the

Securities. The Selling Shareholders will be required to pay all discounts, selling commissions and stock transfer taxes applicable to the sale of the Securities and fees and disbursements of counsel for any Selling Shareholder (other than fees and disbursements included in the registration expenses).
SELLING SHAREHOLDERS
The table below sets forth information concerning the resale of the Securities by the Selling Shareholders. The Selling Shareholders acquired the Securities in connection with the Private Placement. We will not receive any proceeds from the resale of the Securities by the Selling Shareholders. Except as discussed in footnote 5 below, the Selling Shareholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.
The following table is based on information provided to us by the Selling Shareholders on or about February 15, 2012 and as of such date. Because the Selling Shareholders may sell all, some or none of the Securities, no estimate can be given as to the amount of shares that will be held by the Selling Shareholders upon termination of this offering. For purposes of the table below, we have assumed that no Securities will be held by the Selling Shareholders at such time.
	Beneficial Ownership Prior to the Offering						Beneficial Ownership After the Offering
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Number of Shares of Non-Voting Common Stock Beneficially Owned(1)	Percent of Common Stock Beneficially Owned(2)	Percent of Non-Voting Common Stock Beneficially Owned(3)	Number of Shares of Common Stock Being Offered	Number of Shares of Non-Voting Common Stock Being Offered	Number of Shares of Common Stock Beneficially Owned(4)	Number of Shares of Non-Voting Common Stock Beneficially Owned(4)
Corsair Georgia, L.P.(5) c/o Corsair Capital LLC 717 Fifth Avenue, 24th Floor New York, NY 10022	4,109,630	8,821,995	9.86%	55.43%	4,109,630	8,821,995	—	—
K 422 Holdings South, L.L.C.(6) c/o King Street Capital Management, L.P. 65 East 55th Street, 30th Floor New York, NY 10022	2,815,097	213,324	6.75%	1.34%	2,815,097	213,324	—	—
K 422 Holdings, L.L.C.(7) c/o King Street Capital Management, L.P. 65 East 55th Street, 30th Floor New York, NY 10022	1,294,533	98,098	3.11%	*	1,294,533	98,098	—	—
Maycomb Holdings III, LLC(8) c/o Siguler Guff DOF III GP, LLC 825 Third Avenue, 10th Floor New York, NY 10022	1,179,590	1,237,511	2.83%	7.78%	1,179,590	1,237,511	—	—
Maycomb Holdings II, LLC(9) c/o Siguler Guff DOF II GP, LLC 825 Third Avenue, 10th Floor New York, NY 10022	854,468	896,426	2.05%	5.63%	854,468	896,426	—	—
Maycomb Holdings IV, LLC(10) c/o Siguler Guff DOF IV GP, LLC 825 Third Avenue, 10th Floor New York, NY 10022	854,469	896,426	2.05%	5.63%	854,469	896,426	—	—
Maycomb RE, LLC(11) c/o Siguler Guff DREOF GP, LLC 825 Third Avenue, 10th Floor New York, NY 10022	770,555	808,392	1.85%	5.08%	770,555	808,392	—	—
Siguler Guff Hearst Opportunities Fund, LP(12) c/o Siguler Guff Hearst GP, LLC 825 Third Avenue, 10th Floor New York, NY 10022	256,851	269,464	*	1.69%	256,851	269,464	—	—
Bay Pond Partners, L.P.(13) c/o Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	1,703,299	521,725	4.09%	3.28%	1,703,299	521,725	—	—

	Beneficial Ownership Prior to the Offering						Beneficial Ownership After the Offering
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Number of Shares of Non-Voting Common Stock Beneficially Owned(1)	Percent of Common Stock Beneficially Owned(2)	Percent of Non-Voting Common Stock Beneficially Owned(3)	Number of Shares of Common Stock Being Offered	Number of Shares of Non-Voting Common Stock Being Offered	Number of Shares of Common Stock Beneficially Owned(4)	Number of Shares of Non-Voting Common Stock Beneficially Owned(4)
Ithan Creek Investors USB, LLC(14) c/o Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	600,904	281,836	1.44%	1.77%	600,904	281,836	—	—
Bay Pond Investors USB, LLC(15) c/o Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	894,042	273,848	2.15%	1.72%	894,042	273,848	—	—
Wolf Creek Partners, L.P.(16) c/o Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	261,874	80,213	*	*	261,874	80,213	—	—
Wolf Creek Investors USB, LLC(17) c/o Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	238,969	73,198	*	*	238,969	73,198	—	—
Ithan Creek Investors II USB, LLC(18) c/o Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	63,614	27,972	*	*	63,614	27,972	—	—
York Multi-Strategy MasterFund, L.P.(19) c/o York Capital Management 767 Fifth Avenue, 17th Floor New York, NY 10153	1,288,049	378,288	3.09%	2.38%	1,288,049	378,288	—	—
York Capital Management, L.P. (20) c/o York Capital Management 767 Fifth Avenue, 17th Floor New York, NY 10153	746,114	219,127	1.79%	1.38%	746,114	219,127	—	—
Perry Partners International Master, Inc.(21) c/o Perry Corp. 767 Fifth Avenue, 19th Floor New York, NY 10153	1,402,352	422,711	3.36%	2.66%	1,402,352	422,711	—	—
Perry Partners, L.P.(22) c/o Perry Corp. 767 Fifth Avenue, 19th Floor New York, NY 10153	631,810	190,447	1.52%	1.20%	631,810	190,447	—	—
Waterstone Market Neutral Master Fund Ltd.(23) c/o Waterstone Capital Management, LP 2 Carlson Parkway, Suite 260 Plymouth, MN 55447	1,360,343	147,202	3.26%	*	1,360,343	147,202	—	—
Waterstone MF Fund, Ltd.(24) c/o Waterstone Capital Management, LP 2 Carlson Parkway, Suite 260 Plymouth, MN 55447	301,101	32,582	*	*	301,101	32,582	—	—
Waterstone Market Neutral MAC 51 Ltd.(25) c/o Waterstone Capital Management, LP 2 Carlson Parkway, Suite 260 Plymouth, MN 55447	175,535	18,995	*	*	175,535	18,995	—	—

	Beneficial Ownership Prior to the Offering						Beneficial Ownership After the Offering
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Number of Shares of Non-Voting Common Stock Beneficially Owned(1)	Percent of Common Stock Beneficially Owned(2)	Percent of Non-Voting Common Stock Beneficially Owned(3)	Number of Shares of Common Stock Being Offered	Number of Shares of Non-Voting Common Stock Being Offered	Number of Shares of Common Stock Beneficially Owned(4)	Number of Shares of Non-Voting Common Stock Beneficially Owned(4)
Prime Capital Master SPC—GOT WAT MAC Segregated Portfolio(26) c/o Waterstone Capital Management, LP 2 Carlson Parkway, Suite 260 Plymouth, MN 55447	40,921	4,429	*	*	40,921	4,429	—	—
Samlyn Offshore Master Fund, Ltd.(27) c/o Samlyn Capital, LLC 500 Park Avenue, 2nd Floor New York, NY 10022	544,380	—	1.31%	—	544,380	—	—	—
Samlyn Onshore Fund, L.P.(28) c/o Samlyn Capital, LLC 500 Park Avenue, 2nd Floor New York, NY 10022	83,920	—	*	—	83,920	—	—	—

*
Less than 1 percent

(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Common Stock or Non-Voting Common Stock over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days of the date of this prospectus. The table includes shares owned by spouses, other immediate family members, in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held as restricted stock and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.

(2)
Based on shares outstanding at February 15, 2012 of 41,676,520.

(3)
Based on shares outstanding at February 15, 2012 of 15,914,209.

(4)
Because the Selling Shareholders may sell all, some or none of the Securities, no estimate can be given as to the amount of shares that will be held by the Selling Shareholders upon termination of this offering. For purposes of this table, we have assumed that no Securities will be held by the Selling Shareholders upon termination of this offering.

(5)
Corsair IV Management GP, Ltd. (“Corsair GP”) is the general partner of Corsair Georgia, L.P. (“Corsair Georgia”). Corsair IV Financial Services Capital Partners, L.P. (“Corsair LP”) is a limited partner of Corsair Georgia. Corsair IV Management, L.P. (“Corsair IV Management”) is the general partner of Corsair LP. Corsair Capital, LLC is the general partner of Corsair IV Management. Corsair GP is controlled by Nicholas B. Paumgarten (“Paumgarten”). Corsair Capital is controlled by Paumgarten. The other limited partner of Corsair Georgia is Crescent International Holdings Limited (“Crescent”). Crescent’s ultimate beneficial owners are Khaled S. Olayan, Hayat S. Olayan, Lubna S. Olayan, Mary P. Olayan and Hutham S. Olayan. Each limited partner of Corsair Georgia has the right to withdraw from Corsair Georgia by delivering written notice to Corsair GP requesting that Corsair GP dispose of such limited partners pro rata share of the Common Stock held by Corsair Georgia. In addition, Crescent has the right to direct Corsair GP with respect to the voting of 836,307.4983 shares of the Common Stock.

Clifford V. Brokaw was appointed to the Board of Directors of United Community Banks, Inc. (“United”) following regulatory approval and its subsidiary bank, United Community Bank, on January 19, 2012. Mr. Brokaw was nominated for the Board positions by Corsair Georgia, in accordance with Corsair Georgia’s contractual rights under the investment agreement entered into with United on March 16, 2011.
(6)
James P. Jenkins, as President of K 422 Holdings South, L.L.C., makes investment and voting decisions with respect to the Securities held by K 422 Holdings South, L.L.C.

(7)
James P. Jenkins, as President of K 422 Holdings, L.L.C., makes investment and voting decisions with respect to the Securities held by K 422 Holdings, L.L.C.

(8)
Pursuant to an investment management agreement, Siguler Guff Advisers, LLC (“Advisers”), an investment adviser registered under the Investment Advisers Act of 1940, has the authority to make investment and voting decisions with respect to shares owned by Maycomb Holdings III, LLC. Siguler Guff  & Company, LP (“SGC”) owns 100% of Advisers, and Siguler Guff Holdings GP, LLC (“Holdings”) is the general partner of SGC. George W. Siguler and Drew J. Guff are Managing Directors of Advisers, SGC and Holdings, and own controlling interests in SGC and Holdings. Messrs. Siguler and Guff may be deemed to be the beneficial owners of the shares through their control of Advisers and its affiliates, but disclaim such beneficial ownership except to the extent of their pecuniary interest in the shares.

(9)
Pursuant to an investment management agreement, Siguler Guff Advisers, LLC (“Advisers”), an investment adviser registered under the Investment Advisers Act of 1940, has the authority to make investment and voting decisions with respect to shares owned by Maycomb Holdings II, LLC. Siguler Guff  & Company, LP (“SGC”) owns 100% of Advisers, and Siguler Guff Holdings GP, LLC (“Holdings”) is the general partner of SGC. George W. Siguler and Drew J. Guff are Managing Directors of Advisers, SGC and Holdings, and own controlling interests in SGC and Holdings. Messrs. Siguler and Guff may be deemed to be the beneficial owners of the shares through their control of Advisers and its affiliates, but disclaim such beneficial ownership except to the extent of their pecuniary interest in the shares.

(10)
Pursuant to an investment management agreement, Siguler Guff Advisers, LLC (“Advisers”), an investment adviser registered under the Investment Advisers Act of 1940, has the authority to make investment and voting decisions with respect to shares owned by Maycomb Holdings IV, LLC. Siguler Guff  & Company, LP (“SGC”) owns 100% of Advisers, and Siguler Guff Holdings GP, LLC (“Holdings”) is the general partner of SGC. George W. Siguler and Drew J. Guff are Managing Directors of Advisers, SGC and Holdings, and own controlling interests in SGC and Holdings. Messrs. Siguler and Guff may be deemed to be the beneficial owners of the shares through their control of Advisers and its affiliates, but disclaim such beneficial ownership except to the extent of their pecuniary interest in the shares.

(11)
Pursuant to an investment management agreement, Siguler Guff Advisers, LLC (“Advisers”), an investment adviser registered under the Investment Advisers Act of 1940, has the authority to make investment and voting decisions with respect to shares owned by Maycomb RE, LLC. Siguler Guff  & Company, LP (“SGC”) owns 100% of Advisers, and Siguler Guff Holdings GP, LLC (“Holdings”) is the general partner of SGC. George W. Siguler and Drew J. Guff are Managing Directors of Advisers, SGC and Holdings, and own controlling interests in SGC and Holdings. Messrs. Siguler and Guff may be deemed to be the beneficial owners of the shares through their control of Advisers and its affiliates, but disclaim such beneficial ownership except to the extent of their pecuniary interest in the shares.

(12)
Pursuant to an investment management agreement, Siguler Guff Advisers, LLC (“Advisers”), an investment adviser registered under the Investment Advisers Act of 1940, has the authority to make investment and voting decisions with respect to shares owned by Siguler Guff Hearst Opportunities Fund, LP. Siguler Guff  & Company, LP (“SGC”) owns 100% of Advisers, and Siguler Guff Holdings GP, LLC (“Holdings”) is the general partner of SGC. George W. Siguler and Drew J. Guff are Managing Directors of Advisers, SGC and Holdings, and own controlling interests in SGC and Holdings. Messrs. Siguler and Guff may be deemed to be the beneficial owners of the shares through their control of Advisers and its affiliates, but disclaim such beneficial ownership except to the extent of their pecuniary interest in the shares.

(13)
Wellington Management Company, LLP (“Wellington Management”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts. Bay Pond Partners, L.P. has indicated that it may be deemed to be an affiliate of a registered broker-dealer. Bay Pond Partners, L.P. has represented that it acquired its Securities in the ordinary course of business and, at the time of the acquisition of the Securities, had no agreements or understandings, directly or indirectly, with any person to distribute the Securities.

(14)
Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts. Ithan Creek Investors USB, LLC has indicated that it may be deemed to be an affiliate of a registered broker-dealer. Ithan Creek Investors USB, LLC has represented that it acquired its Securities in the ordinary course of business and, at the time of the acquisition of the Securities, had no agreements or understandings, directly or indirectly, with any person to distribute the Securities.

(15)
Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts. Bay Pond Investors USB, LLC has indicated that it may be deemed to be an affiliate of a registered broker-dealer. Bay Pond Investors USB, LLC has represented that it acquired its Securities in the ordinary course of business and, at the time of the acquisition of the Securities, had no agreements or understandings, directly or indirectly, with any person to distribute the Securities.

(16)
Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts. Wolf Creek Partners, L.P. has indicated that it may be deemed to be an affiliate of a registered broker-dealer. Wolf Creek Partners, L.P. has represented that it acquired its Securities in the ordinary course of business and, at the time of the acquisition of the Securities, had no agreements or understandings, directly or indirectly, with any person to distribute the Securities.

(17)
Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts. Wolf Creek Investors USB, LLC has indicated that it may be deemed to be an affiliate of a registered broker-dealer. Wolf Creek Investors USB, LLC has represented that it acquired its Securities in the ordinary course of business and, at the time of the acquisition of the Securities, had no agreements or understandings, directly or indirectly, with any person to distribute the Securities.

(18)
Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts. Ithan Creek Master Investors II USB, LLC has indicated that it may be deemed to be an affiliate of a registered broker-dealer. Ithan Creek Master Investors II USB, LLC has represented that it acquired its Securities in the ordinary course of business and, at the time of the acquisition of the Securities, had no agreements or understandings, directly or indirectly, with any person to distribute the Securities.

(19)
York Capital Management Global Advisors, LLC, a New York limited liability company, indirectly exercises discretion over York Multi-Strategy Master Fund, L.P. and accordingly has the indirect power to vote or dispose of the Securities held by York Multi-Strategy Master Fund, L.P.

(20)
York Capital Management Global Advisors, LLC, a New York limited liability company, indirectly exercises investment discretion over York Capital Management, L.P. and accordingly has the indirect power to vote or dispose of the Securities held by York Capital Management, L.P.

(21)
Richard C. Perry is the President, sole director, and sole stockholder of Perry Corp., the investment manager of Perry Partners International Master, Inc. Mr. Perry and Perry Corp., in such capacities, may be deemed to have voting and dispositive power with respect to the Securities held by Perry Partners International Master, Inc. Each of Mr. Perry and Perry Corp. disclaims beneficial ownership of such Securities, except to the extent of his or its pecuniary interest therein, if any.

(22)
Richard C. Perry is the President, sole director, and sole stockholder of Perry Corp., the managing general partner of Perry Partners, L.P. Mr. Perry and Perry Corp., in such capacities, may be deemed to have voting and dispositive power with respect to the Securities held by Perry Partners, L.P. Each of Mr. Perry and Perry Corp. disclaims beneficial ownership of such Securities, except to the extent of his or its pecuniary interest therein, if any.

(23)
Shawn Bergerson has voting and dispositive power with respect to the Securities held by Waterstone Market Neutral Master Fund Ltd.

(24)
Shawn Bergerson has voting and dispositive power with respect to the Securities held by Waterstone MF Fund, Ltd.

(25)
Shawn Bergerson has voting and dispositive power with respect to the Securities held by Waterstone Market Neutral MAC 51 Ltd.

(26)
Shawn Bergerson has voting and dispositive power with respect to the Securities held by Prime Capital Master SPC — GOT WAT MAC Segregated Portfolio.

(27)
Robert Pohly, as managing member of Samlyn Capital, LLC (“Samlyn Capital”), the Investment Manager to Samlyn Offshore Master Fund, Ltd., makes investment and voting decisions with respect to the Securities held by Samlyn Offshore Master Fund, Ltd. Each of Mr. Pohly and Samlyn Capital disclaims beneficial ownership of such Securities, except to the extent of their pecuniary interest.

(28)
Samlyn Capital, LLC (“Samlyn Capital”) is the Investment Manager to, and Samlyn Partners, LLC (“Samlyn Partners”) is the General Partner of, Samlyn Onshore Fund, LP. Robert Pohly, as managing member of Samlyn Capital and Samlyn Partners, makes investment and voting decisions with respect to the Securities held by Samlyn Onshore Fund, LP. Each of Mr. Pohly, Samlyn Capital and Samlyn Partners disclaims beneficial ownership of such Securities, except to the extent of their pecuniary interest.

Description of capital stock
The following is a brief description of the terms of the Securities. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Articles and our Amended and Restated Bylaws, as amended (the “Bylaws”), the applicable provisions of the Georgia Business Corporation Code and the Tax Benefits Preservation Plan, dated as of February 22, 2011, as amended. Our Articles are filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended June 30, 2011 and our Bylaws are filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2011. The Tax Benefits Preservation Plan, dated as of February 22, 2011, is filed as an exhibit to our Current Report on Form 8-K filed on February 24, 2011. The amendments to the Tax Benefits Preservation Plan, dated as of March 29, 2011 and June 17, 2011, respectively, are filed as exhibits to our Current Reports on Form 8-K filed on March 31, 2011 and June 21, 2011, respectively.
Common Stock
Following the Reclassification, which was effective as of June 17, 2011, our authorized Common Stock consists of 100,000,000 shares, $1.00 par value per share. Each holder of Common Stock is entitled to one vote per share on any issue requiring a vote at any meeting. The shares of Common Stock do not have cumulative voting rights. Upon liquidation, holders of our Common Stock, together with holders of the Company’s Non-Voting Common Stock, Junior Preferred Stock and Junior Participating Preferred Stock, Series E (the “Series E Preferred Stock”), will be entitled to receive on a pro rata basis, after payment or provision for payment of all our debts and liabilities, and after all distributions payments are made to holders of our Series A Non-Cumulative Preferred Stock (the “Series A Preferred Stock”), our Series B Preferred Stock, our Series C Preferred Stock, our Cumulative Perpetual Preferred Stock, Series D (the “Series D Preferred Stock”), our Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series F (the “Series F Preferred Stock”) and our Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series G (the “Series G Preferred Stock”), all of our assets available for distribution, in cash or in kind.
Subject to the rights of holders of our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock, our Series D Preferred Stock, our Series F Preferred Stock and our Series G Preferred Stock to receive dividends, all shares of our Common Stock, together with all shares of our Non-Voting Common Stock, Junior Preferred Stock and Series E Preferred Stock, are entitled to share equally in any dividends that our Board of Directors may declare on our Common Stock, our Non-Voting Common Stock, our Junior Preferred Stock and our Series E Preferred Stock from sources legally available for distribution. We have informally committed to the Federal Reserve that we will not declare or pay dividends on any of our capital stock without Federal Reserve approval.
As of March 16 , 2012, 41,687,965 shares of the Common Stock and 15,914,209 shares of the Non-Voting Common were issued and outstanding, exclusive of 90,126 shares of Common Stock issuable under United’s deferred compensation plan; 404,281 shares of Common Stock that may be issued upon the vesting of restricted stock and restricted stock units; 572,034 shares of Common Stock that may be issued upon the exercise of options outstanding, with a weighted average exercise price of  $94.38 per share; 129,670 shares of Common Stock reserved for issuance upon the exercise of warrants issued in connection with the issuance of trust preferred securities, with a conversion price of  $100.00 per share; 219,909 shares of Common Stock reserved for issuance upon the exercise of warrants issued in connection with the issuance of preferred stock to Treasury with a conversion price of  $61.40 per share; 1,411,765 shares of Common Stock reserved for issuance upon the conversion of Junior Preferred Stock received upon the exercise of a warrant issued to Fletcher, with an exercise price of  $21.25 per share; 2,476,191 shares of Common Stock reserved for issuance upon the conversion of our Junior Preferred Stock or our Series C Preferred Stock that may be purchased by Fletcher, with a potential conversion price of  $26.25 per share (such conversion price may be higher in certain circumstances); 1,162,791 shares of Common Stock reserved for issuance upon the conversion of Junior Preferred Stock reserved for issuance upon the exercise of a warrant that will be issued to Fletcher in connection with its purchase of Series C Preferred Stock, with an exercise price of  $30.10 per share; 1,551,126 shares of Common Stock reserved for issuance upon the exercise of warrants issued to two of our investors, Elm Ridge Offshore Master Fund, Ltd. and Elm Ridge Value Partners, L.P.; and 15,914,209 shares of Common Stock reserved for issuance upon conversion of the Non-Voting Common Stock (provided certain conditions are met).

Tax Benefits Preservation Plan
As of February 22, 2011, we adopted a Tax Benefits Preservation Plan designed to protect our ability to utilize our substantial tax assets. Our tax attributes include net operating losses that we could utilize in certain circumstances to offset taxable income and reduce our federal income tax liability. Our ability to use these tax benefits would be substantially limited if we were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended, and related Internal Revenue Service pronouncements. In general, an “ownership change” would occur if our “5-percent shareholders”, as defined under Section 382, collectively increased their ownership in United by more than 50% over a rolling three-year period. The Tax Benefits Preservation Plan is designed to reduce the likelihood that we will experience an ownership change by discouraging any person or group from becoming a beneficial owner of 4.99% or more of the Common Stock of United then outstanding (referred to herein as a “Threshold Holder”).
In connection with the Tax Benefits Preservation Plan, our Board of Directors declared a dividend of one preferred share purchase right (individually, a “Right”, and collectively the “Rights”) in respect of each share of Common Stock outstanding at the close of business on February 23, 2011 and in respect of each share of Common Stock to become outstanding during the term of the plan. Each Right represents the right to purchase for an initial purchase price of  $40.00, one-hundredth of a share of our Series E Preferred Stock. The Rights become exercisable by holders of those rights (other than a Threshold Holder) upon certain triggering events. Prior to such a triggering event, our Board of Directors may, at its option, exchange all or part of the then outstanding and exercisable Rights at an exchange ratio of one share of Common Stock per Right, subject to the adjustments and limitations described in the Tax Benefits Preservation Plan.
On March 29, 2011, we amended the Tax Benefits Preservation Plan with respect to certain definitions contained in the plan, including the definition of  “Acquiring Person”, “Affiliate” and “Final Expiration Date”. The definition of  “Acquiring Person” was amended to include within the exemptions to the definition, certain entities that were not previously exempt from such definition. The definition of “Affiliate” was amended to remove from the definition the meaning ascribed to the term “Affiliate” in Rule 12b-2 under the Exchange Act. The definition of  “Final Expiration Date” was amended to change the expiration date of the plan from the fifth anniversary of the date of the plan to March 31, 2014, subject to certain exceptions.
On June 17, 2011, we further amended the Tax Benefits Preservation Plan to reflect the Reclassification, effective as of June 17, 2011. As noted above, the amendment proportionally adjusted the initial purchase price for each one-hundredth of a share of our Series E Preferred Stock from $8.00 to $40.00.
While the Tax Benefits Preservation Plan was established to protect our ability to utilize our substantial tax assets, it should be noted that:
•
the plan could have the effect of limiting transferability of our Common Stock because it makes it more difficult and more expensive to acquire our Common Stock;

•
the plan could decrease the marketability of our Common Stock and deter a potential acquirer of our Common Stock or the Company;

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while the plan provides an economic disincentive for any one person or group to become a Threshold Holder and for any existing Threshold Holder to acquire more than a specified amount of additional shares, there can be no assurance that the plan will deter a shareholder from increasing its ownership interests beyond the limits set by the plan; and

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our determination that United has not experienced an “ownership change” as defined under Section 382 and that the plan should create a disincentive for one to occur is based on current law and that any change in applicable law may result in an ownership change.

For more information on our Tax Benefits Preservation Plan, as amended, see the information about the plan in the “Risk Factors” section of this prospectus and the disclosure contained in our Registration Statement on Form 8-A filed with the SEC on February 24, 2011, our Current Report on Form 8-K, including the related exhibits, filed with the SEC on February 24, 2011 and our Current Reports on Form 8-K, including the related exhibits, filed with the SEC on March 31, 2011 and June 21, 2011.

Non-Voting Common Stock
Following the Reclassification, which was effective as of June 17, 2011, our authorized Non-Voting Common Stock consists of 30,000,000 shares, $1.00 par value per share. Except with respect to voting rights and as specifically set forth below, the Non-Voting Common Stock has the same designations, powers, preferences, limitations, restrictions, and relative rights as, and is identical in all respects to, our Common Stock. As of March 16, 2012, 15,914,209 shares of our Non-Voting Common Stock were issued and outstanding.
No Voting Rights.   Except as required by Georgia law or our Articles, holders of the Non-Voting Common Stock have no right to vote on any matter submitted to a vote at a meeting of our shareholders. The Articles provide that, in addition to any other vote required by law, the affirmative vote of the holders of a majority of the outstanding shares of the Non-Voting Common Stock, voting separately as a class, will be required to amend, alter or repeal any provision of the Articles that significantly and adversely affects the rights, preferences or privileges of the Non-Voting Common Stock.
Dividends.   Subject to the preferential dividend rights, if any, of any preferred stock of United, the holders of Non-Voting Common Stock will be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors on the Common Stock. If a dividend is declared and paid with respect to the Common Stock, then the Board of Directors will declare and pay an equivalent dividend, on a per share basis, to the Non-Voting Common Stock. Likewise, if the Board of Directors declares and pays a dividend on the Non-Voting Common Stock, it will declare and pay an equivalent dividend, on a per share basis, on the Common Stock.
Distributions.   After distribution in full of any preferential amount to be distributed to the holders of preferred stock of United, holders of Non-Voting Common Stock and Common Stock will be entitled to receive, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of United, all of United’s remaining assets of whatever kind available for distribution to the shareholders ratably in proportion to the number of shares of Common Stock and Non-Voting Common Stock held by them.
Adjustments.   In the event of any stock split, combination or other reclassification of either the Common Stock or the Non-Voting Common Stock, the outstanding shares of the other class will be proportionately split, combined or reclassified in a similar manner, provided that in any such transaction, only holders of Common Stock will receive shares of Common Stock and only holders of Non-Voting Common Stock will receive shares of Non-Voting Common Stock.
Conversion.   The Non-Voting Common Stock may be converted into Common Stock by any holder of Non-Voting Common Stock, other than the initial holder of such Non-Voting Common Stock or an affiliate thereof, who acquires one or more shares of Non-Voting Common Stock in an “Approved Transfer”. An “Approved Transfer” means a sale or other transfer (i) to an affiliate of the holder of the Non-Voting Common Stock to be transferred under common control with such holder’s ultimate parent, general partner or investment advisor but only if the transferee agrees in writing for the benefit of United to be bound by the terms of the applicable Investor Agreement; (ii) in a widely distributed public offering registered pursuant to the Securities Act; (iii) to a person that is acquiring at least a majority of United’s outstanding “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) not including any voting securities such person is acquiring from the holder of the Non-Voting Common Stock to be transferred or its affiliates; or (iv) upon certification by the holder of the Non-Voting Common Stock to be transferred in writing to United that such holder believes that the transferee shall not, after giving effect to such transfer, own for purposes of the BHC Act, or the Change of Bank Control Act, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of United outstanding at such time.
Mergers, Consolidations, Etc.   In the event of any merger, consolidation, reclassification or other transaction in which the shares of United’s Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Non-Voting Common Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of Common Stock would be entitled to receive as a result of such transaction, provided that at the election of such holder, any securities issued with respect to the Non-Voting Common Stock will be non-voting securities under the resulting corporation’s organization documents and United will make appropriate provisions and take such actions necessary to ensure that holders of the Non-Voting Common Stock will retain securities with substantially the same rights and benefits as the Non-Voting Common Stock. In the event the holders of Common Stock are provided the right to convert or exchange Common Stock for stock or securities, cash and/or any other property, then the holders of the Non-Voting Common Stock will be provided the same right based upon the number of shares of Common Stock such holders would be entitled to receive if such shares of Non-Voting Common Stock were converted into shares of Common Stock immediately prior to such offering. In the event that United offers to repurchase shares of Common Stock from its shareholders generally, United will offer to repurchase Non-Voting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of Common Stock, United will provide the holders of the Non-Voting Common Stock the right to participate based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the Non-Voting Common Stock will be issued in the form of Non-Voting Common Stock rather than Common Stock.
Restrictions on Transfer.   Shares of the Non-Voting Common Stock may only be transferred in an Approved Transfer, as described above.
Preferred Stock
Under our Articles, we have the authority to issue up to 10,000,000 shares of preferred stock, $1.00 par value per share, issuable in specified series and having specified voting, dividend, conversion, liquidation, and other rights and preferences as our Board of Directors may determine, subject to limitations set forth in our Articles. The preferred stock may be issued for any lawful corporate purpose without further action by our shareholders. The issuance of any preferred stock having conversion rights might have the effect of diluting the interests of our other shareholders. In addition, shares of preferred stock could be issued with rights, privileges and preferences which would deter a tender or exchange offer or discourage the acquisition of control of United.
Of such authorized number of shares of preferred stock, (i) 1,000,000 shares of Junior Preferred Stock are authorized, with no shares issued or outstanding; (ii) 287,411 shares of Series A Preferred Stock are authorized, with 21,700 shares issued and outstanding; (iii) 180,000 shares of Series B Preferred Stock are authorized, with 180,000 shares issued and outstanding; (iv) 65,000 shares of Series C Preferred Stock are authorized, with no shares issued and outstanding; (v) 25,000 shares of Series D Preferred Stock are authorized, with 16,613 shares issued and outstanding; (vi) 1,000,000 shares of Series E Preferred Stock are authorized, with no shares issued and outstanding; (vii) 195,872 shares of Series F Preferred Stock are authorized, with no shares issued and outstanding; and (viii) 151,185 shares of Series G Preferred Stock are authorized, with no shares issued and outstanding.

United States federal income tax considerations
The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of shares of the Common Stock and Non-Voting Common Stock by initial beneficial owners thereof. We have based this summary upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, as amended (the “Treasury Regulations”), administrative rulings and pronouncements and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and are subject to change, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that a court will not sustain any challenge by the IRS in the event of litigation.
This summary assumes that a beneficial owner will hold shares of the Common Stock and of the Non-Voting Common Stock as capital assets within the meaning of section 1221 of the Code. This summary does not address the tax consequences arising under the laws of any state or local jurisdiction or Non-U.S. jurisdiction or any other U.S. federal tax consequences, such as estate and gift tax consequences. In addition, this summary does not address all tax considerations that might be applicable to your particular circumstances (such as the alternative minimum tax provisions of the Code), or to certain types of holders subject to special tax rules, including, without limitation, partnerships, banks, financial institutions or other “financial services” entities, broker-dealers, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, retirement plans, individual retirement accounts or other tax-deferred accounts, persons who use or are required to use mark-to-market accounting for federal income tax purposes, persons that hold shares of the Common Stock or of the Non-Voting Common Stock as part of a “straddle”, a “hedge”, a “conversion transaction” or other arrangement involving more than one position, U.S. holders (as defined below) that have a functional currency other than the U.S. dollar and certain former citizens or permanent residents of the United States.
If a partnership holds shares of the Common Stock or of the Non-Voting Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of the Common Stock or of the Non-Voting Common Stock, you should consult your tax advisor.
If you are considering the purchase of shares of the Common Stock or of the Non-Voting Common Stock, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.
As used in this discussion, a “U.S. Holder” is a beneficial owner of shares of the Common Stock or of the Non-Voting Common Stock that is:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used in this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of the Common Stock or of the Non-Voting Common Stock that is neither a U.S. Holder nor a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

Consequences to U.S. Holders
Distributions on the Common Stock or the Non-Voting Common Stock.   Distributions made to U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be included in the income of a U.S. Holder as dividend income and will be subject to tax as ordinary income. Dividends received by an individual U.S. Holder in taxable years beginning before January 1, 2013 that constitute “qualified dividend income” are generally subject to tax at a maximum rate of 15% applicable to net long-term capital gains, provided that certain holding period and other requirements are met. Dividends received by a corporate U.S. Holder, except as described in the next subsection, generally will be eligible for the 70% dividends-received deduction.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the stock to which such distribution relates, but rather will reduce the adjusted tax basis of such shares. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the U.S. Holder’s adjusted tax basis in the shares of stock to which the distribution relates, such distributions will be included in income as capital gain. In addition, a corporate U.S. Holder will not be entitled to the dividends-received deduction on this portion of a distribution.
We will notify holders of our shares after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, qualified dividend income and non-dividend distributions, if any.
Limitations on Dividends-Received Deduction.   A corporate U.S. Holder may not be entitled to take the 70% dividends-received deduction in all circumstances. Prospective corporate investors in our Common Stock or our Non-Voting Common Stock should consider the effect of:
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Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. Holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock;

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Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for Common Stock, at least 46 days during the 90 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

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Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends.   A corporate U.S. Holder will be required to reduce its tax basis (but not below zero) in our Common Stock or the Non-Voting Common Stock by the non-taxed portion of any “extraordinary dividend” if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the non-taxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend generally would be a dividend that:
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equals or exceeds 5% of the corporate U.S. Holder’s adjusted tax basis in the stock to which the dividend relates, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

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exceeds 20% of the corporate U.S. Holder’s adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. Holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the corporation, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the non-taxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. Holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.
Corporate U.S. Holders should consult with their own tax advisors with respect to the possible application of the extraordinary dividend provisions of the Code to the ownership or disposition of the Common Stock or the Non-Voting Common Stock in their particular circumstances.
Sale, Exchange, or other Taxable Disposition.   Upon the sale, exchange, or other taxable disposition of our Common Stock or our Non-Voting Common Stock, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis in such shares. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, or other taxable disposition of such shares. A U.S. Holder’s tax basis in a share generally will be equal to the cost of the share to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a non-dividend distribution, as described above). Gain or loss realized on the sale, exchange, or other taxable disposition of our Common Stock or our Non-Voting Common Stock generally will be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder before January 1, 2013 generally is subject to tax at a maximum rate of 15%. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.
Information Reporting and Backup Withholding.   Generally, we must report to the IRS the amount of the payments of dividends on or the proceeds of the sale or other disposition of shares of our Common Stock or of our Non-Voting Common Stock, the name and address of the recipient and the amount, if any, of tax withheld. These information reporting requirements apply even if no tax was required to be withheld, but they do not apply with respect to U.S. Holders that are exempt from the information reporting rules, such as corporations. A similar report is sent to the recipient.
In general, backup withholding (currently at the rate of 28%, but scheduled to increase to 31% for payments made after December 31, 2012) will apply to payments received by a U.S. Holder with respect to shares of our Common Stock or of our Non-Voting Common Stock unless the U.S. Holder is (i) a corporation or other exempt recipient and, when required, establishes this exemption or (ii) provides its correct taxpayer identification number, certifies that it is not currently subject to backup withholding tax and otherwise complies with applicable requirements of the backup withholding tax rules. A U.S. Holder that does not provide us with its correct taxpayer identification number might be subject to penalties imposed by the IRS.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.
Medicare Tax on Investment Income.   On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010. This legislation requires certain individuals, estates and trusts to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and gain on sale in respect of securities like shares of our Common Stock or of our Non-Voting Common Stock, subject to certain exceptions, for taxable years beginning after December 31, 2012. Prospective purchasers of shares of our Common Stock or of our Non-Voting Common Stock should consult their own tax advisors regarding the effect, if any, of the legislation on their ownership and disposition of shares of our Common Stock or of our Non-Voting Common Stock.
Consequences to Non-U.S. Holders
Distributions on Common Stock or Non-Voting Common Stock.   Distributions made to Non-U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will be subject to U.S. federal income and withholding tax at a rate of 30% (or lower rate under an applicable treaty, if any). Payments subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that a dividend paid on our shares is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States, as discussed below.
To claim benefits under an income tax treaty, a Non-U.S. Holder must certify to us or our agent, under penalties of perjury, that it is a non-United States person and provide its name and address (which certification may generally be made on an IRS Form W-8BEN, or a successor form), obtain and provide a taxpayer identification number, and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Sale, Exchange, or other Taxable Disposition.   A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized on the sale, exchange, or other taxable disposition of our Common Stock or of our Non-Voting Common Stock provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the shares, (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates, and (d) we are not nor have we been a “United States real property holding corporation” for U.S. federal income tax purposes. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of our Common Stock or of our Non-Voting Common Stock and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gains realized on the sale, exchange, or other disposition of such shares.
We would not be treated as a “United States real property holding corporation” if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if we are treated as a “United States real property holding corporation,” a Non-U.S. Holder’s sale of our Common Stock or of our Non-Voting Common Stock nonetheless generally will not be subject to U.S. federal income or withholding tax, provided that (a) our stock owned is of a class that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and (b) the selling Non-U.S. Holder held, actually or constructively, 5% or less of our outstanding stock of that class at all times during the five-year period ending on the date of disposition.
To the extent we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and a Non-U.S. Holder held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the class of stock and the non-U.S. Holder was not eligible for any treaty exemption, any gain on the sale of our Common Stock or Non-Voting Common Stock would be treated as effectively connected with a trade or business within the United States, the treatment of which is described below, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.
We believe that we are not currently, and do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.
Income Effectively Connected with a Trade or Business within the United States.   If a Non-U.S. Holder of our Common Stock or of our Non-Voting Common Stock is engaged in the conduct of a trade or business within the United States and if dividends on the shares, or gain realized on the sale, exchange, or other disposition of the shares, are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such dividends or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “— Consequences to U.S. Holders” above for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of our Common Stock or of our Non-Voting Common Stock. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.
Information Reporting and Backup Withholding.   We will, when required, report to the IRS and to each Non-U.S. Holder the amount of any dividends paid to, and the tax withheld, if any, with respect to, such Non-U.S. Holder, regardless of whether any tax was actually withheld on such payments. Copies of these information returns might also be made available to the tax authorities of the country in which the Non-U.S. Holder resides under the provisions of a specific treaty or agreement. Backup withholding and information reporting will not apply to payments of dividends on shares of our Common Stock or our Non-Voting Common Stock by us or our agent to a Non-U.S. Holder if the Non-U.S. Holder certifies as to its Non-U.S. Holder status under penalties of perjury. Sales or exchanges of shares of our Common Stock or of our Non-Voting Common Stock by a Non-U.S. Holder might be subject to information reporting, and might be subject to backup withholding at the applicable rate, currently 28% (but scheduled to increase to 31% for payments made after December 31, 2012), unless the seller certifies its Non-U.S. status (and certain other conditions are met) or otherwise establishes an exemption.
Backup withholding is not an additional tax. A Non-U.S. Holder might obtain a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability of any amounts withheld under the backup withholding rules provided the required information is timely furnished to the IRS.
Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.
Foreign Financial Institutions.   On March 18, 2010, President Obama signed into law the Hiring Incentives to Restore Employment Act (the “Act”). The Act imposes withholding taxes on certain types of payments made to “foreign financial institutions” (as specifically defined in the Act) and certain other non-United States entities (including financial intermediaries) after December 31, 2012. The Act imposes a 30% withholding tax on “withholdable payments” to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. For these purposes, a “withholdable payment” includes any United States source payments of interest (including original issue discount), dividends, rents, compensation and other fixed or determinable annual or periodical gains, profits and income. If the payee is a foreign financial institution, it must enter into an agreement with the United States Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective purchasers of shares of our Common Stock or of our Non-Voting Common Stock should consult their tax advisors regarding this legislation and the potential implications of this legislation on their particular circumstances.

Legal matters
Kilpatrick Townsend & Stockton LLP will provide an opinion as to the legality of the Securities. As of the date of this prospectus, members of Kilpatrick Townsend & Stockton LLP participating in this matter own an aggregate of 8,800 shares of our Common Stock.
Experts
The audited consolidated financial statements of United and its subsidiaries as of December 31, 2011, and 2010, and for the three-year period ended December 31, 2011, included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, incorporated by reference in this prospectus have been audited by Porter Keadle Moore, LLC , independent registered public accounting firm, as stated in their report dated March 13 , 2012, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
Incorporation of certain information by reference
The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. Other than information deemed “furnished” rather than “filed” under the Exchange Act, we incorporate by reference the following documents:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

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our Current Reports on Form 8-K filed on January 6, 2012 and January 26, 2012; and

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all documents filed after the date of this prospectus and prior to termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Documents incorporated by reference are available from United without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from Lois Rich, Investor Relations, United Community Banks, Inc., at 125 Highway 515 East, Blairsville, Georgia 30512, telephone number (706) 781-2265.
We maintain a website at http://www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus.
Where you can find more information
We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available to the public on the Internet site maintained by the SEC at http://www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

3,000,000 Shares of Common Stock

Prospectus supplement